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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of report (Date of earliest event reported)     June 16, 2004
                                                         -----------------------

                                    SPSS INC.
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             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                       000-22194              36-2815480
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(State or Other Jurisdiction of         (Commission          (I.R.S. Employer
Incorporation)                          File Number)        Identification No.)

233 South Wacker Drive, Chicago, Illinois                       60606
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(Address of Principal Executive Offices)                     (Zip Code)

                                 (312) 651-3000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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         ITEM 5:  OTHER EVENTS.

         On June 16, 2004, the Board of Directors of SPSS Inc. ("SPSS" or the "Company") voted to amend the Company's Rights Agreement, dated as of June 18, 1998, by and between SPSS and Harris Trust and Savings Bank ("Harris Bank"), as rights agent. These amendments modify the Company's right to rescind the common stock purchase rights issued under the Rights Agreement after they detach and become exercisable in order to insure that the Rights Agreement complies with applicable Delaware law. These amendments will not affect the circumstances in which the common share purchase rights detach from the currently outstanding common stock and become exercisable nor do they materially modify the terms of the common stock purchase rights. In connection with the amendments, the Company also approved the appointment of Computershare Investor Services, LLC ("Computershare"), the Company's current transfer agent, to replace Harris Bank as rights agent.

         The amendments approved by the SPSS Board on June 16, 2004 will not become effective, and the Amended and Restated Rights Agreement will not be executed by SPSS and Computershare, until SPSS files a Registration Statement on Form 8-A/A with the Securities and Exchange Commission. The Registration Statement on Form 8-A/A will include a description of the amendments and will attach as an exhibit a fully executed copy of the Amended and Restated Rights Agreement.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SPSS INC.

                                    By:  /s/ Edward Hamburg
                                      ------------------------------------------
                                         Edward Hamburg
                                         Executive Vice President, Corporate
                                         Operations, Chief Financial Officer and
                                         Secretary


         Dated:  June 18, 2004